EXHIBIT 99.1

Resignation Letter of Stephen Von Rump

September 25, 2018

Austin Lewis
Chairman of the Board
Medite Cancer Diagnostics, Inc.

Dear Austin,

I respectfully submit my resignation as Interim CFO of Medite Cancer Diagnostics, Inc., effective today.

Regards,

/s/ Stephen Von Rump